EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PVC Container Corporation
Eatontown, New Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33957 and 33-26041) of PVC Container Corporation of our report dated October 13, 2005, relating to the consolidated financial statements which appears in the Annual Report on Form 10-K for the year ended June 30, 2005. We also consent to the incorporation by reference of our report dated October 13, 2005 relating to the financial statement schedule, which appears in this Form 10-K.
BDO Seidman, LLP
Woodbridge, NJ
October 3, 2005